UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2014

Gankit Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-182761	38-3870905
(Commission File Number)	(IRS Employer Identification No.)

8300 FM 1960 West, Suite 450, Houston, TX 77070
 (Address of principal executive offices and zip code)

(713) 510-3559
 (Registrant’s telephone number including area code)

5201 Memorial Drive, Suite 1115
Houston, TX 77007
 (Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01.   Changes in Control of Registrant

On May 12, 2014 Riverview Heights, LLC purchased 20,000,000 shares of common stock of the 30,000,000 total issued and outstanding shares common stock of Gankit Corporation (hereafter the “Company”) becoming the Majority Shareholder (hereafter the “Majority Shareholder”). The Majority Shareholder purchased 12,500,000 shares of common stock from Clark Rohde and 7,500,000 shares of common stock from John Arnold.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014 the Majority Shareholder appointed Lance Williams as Sole Director, Chief Executive Officer and President of the Company; and concurrently therewith accepted the resignation of John Arnold from his positions of Sole Director, Chief Executive Officer and President of the Company.

As President, Mr. Williams’s will be responsible for all aspects of the Company’s operations, including strategic planning, product development and sales channel creation. Over the past five years, Williams has been engaged in executive roles at leading companies with responsibility for financial administration, sales growth, marketing, and corporate strategy and planning. During his 13-year management career, Williams successfully led a variety of projects that created long-term growth and profitability in the fields of financial operations, marketing and sales.

Mr. Williams entered into an employment agreement with the Company on May 13, 2014 that has been ratified by the Majority Shareholder. Under the employment agreement, Mr. Williams will receive $7,500 per month to serve in the capacities of Sole Director, Chief Executive Officer and President of the Company. Mr. Williams does not own any securities of the Company, and has not entered into any compensation agreements with the Company that would provide for the issuance of common stock or stock options in exchange for services rendered.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 13, 2014, the Majority Shareholder approved a resolution to file the necessary paperwork with the Secretary of State of Nevada and FINRA in order to affect a Company name change to “Nhale Inc.” and apply for a new ticker symbol reflecting the new name.

SECTION 8 – OTHER EVENTS

On May 13, 2014, the Majority Shareholder approved a resolution to create a new business division dedicated to the development, branding and distribution of non-flame smoking devices. Mr. Williams will implement the new business division as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gankit Corporation
(Registrant)

Date: May 16, 2014	By:	/s/ Lance Williams
Name: Lance Williams
Title: President, Chief Executive Officer